Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT MECHANICAL

TECHNOLOGY, INCORPORATED TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is dated as of April 11, 2021, and is made by and between [                 ], a limited liability company organized under the laws of Delaware (“SELLER”) and ECOCHAIN BLOCK LLC, a limited liability company organized under the laws of Nevada (“BUYER”). BUYER and SELLER are sometimes hereinafter referred to as each, a “Party”, and together, the “Parties”. This Agreement is acknowledged and agreed by BUYER’s indirect parent company, MECHANICAL TECHNOLOGY, INCORPORATED (“Parent”).

WHEREAS, BUYER is in the business of cryptocurrency mining;

WHEREAS, SELLER is the owner of [    ] miners and [     ] miners;

WHEREAS, SELLER has agreed to sell to BUYER, and BUYER has agreed to buy from SELLER, certain miners pursuant to the terms of this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.	MINERS

1.1.       On April 12, 2021 (the “Effective Date”), SELLER shall sell to BUYER, and BUYER shall buy from SELLER, [                                 (      )] [    ] miners and [                 (   )] [   ] miners (the “Physical Miners”) and certain parts, equipment, attachments, improvements and accessions related thereto (the “Parts”, and together with the Physical Miners, the “Purchased Assets”)).

1.2.      SELLER represents to BUYER that Seller is the owner of the Purchased Assets, that the Purchased Assets are free and clear of all liens, charges and encumbrances, and that SELLER has full right, power and authority to sell the Purchased Assets, execute this Agreement and perform its obligations hereunder.

1.3.      BUYER represents to SELLER that Buyer has full right, power and authority to buy the Purchased Assets, execute this Agreement and perform its obligations hereunder.

2.	HASH RATE; QUANTITY OF MINERS

2.1.      The Parties acknowledge and agree that the total hash rate of the Physical Miners (“Total Rate”) is estimated to be as follows:

(a)	In the case of [ ] Miners, 11.19 PH/s; and

(b)	In the case of [ ] Miners, 235 GH/s.

2.2.      The Parties acknowledge and agree that the individual hash rate of the Physical Miners (“Miner Rate”) shall be as follows:

(a)	In the case of [ ] Miners, 13.5 TH/s; and

(b)	In the case of [ ] Miners, 500 MH/s.

2.3.       The Parties acknowledge and agree that the total purchase price for the Purchased Assets (the “Total Purchase Price”) shall be determined by a Unit Price (as defined in Section 3.1) for each Virtual Miner (as hereinafter defined). As used in this Agreement, “Virtual Miner” is a term of art that represents a quantity of miners (but not actual or physical miners) determined by dividing the actual Total Rate on any date of determination by the Miner Rate. The Parties agree that the quantity of Virtual Miners using a date of determination of April 9, 2021 was (a) [                               (    )] [   ] miners, and (b) [               (   ) [   ] miners. The Parties acknowledge and agree that the quantity of Virtual Miners may be adjusted on the Effective Date based on the actual Total Rate on the Effective Date. The Parties acknowledge and agree that the quantity of Virtual Miners may be different from the quantity of Physical Miners and both quantities will be specified on the invoice issued by SELLER.

3.	PRICE AND PAYMENT TERMS

3.1.       The price of each Virtual Miner (the “Unit Price”) shall be as follows:

(a)	[ ] miners: the Unit Price of each such Virtual Miner shall be $[ ] ([ ] dollars). The Unit Price shall be paid in a combination of cash and shares of common stock of Parent, MKTY (“Parent Shares”) as follows: (i) $[ ] ([ ] dollars) in immediately available funds payable within one (1) business day after the delivery of the hash rate represented by such Virtual Miner; and (ii) an amount of Parent Shares equal to $[ ] ([ ] dollars). The number of Parent Shares to be delivered to SELLER shall be determined by the closing price of the Parent Shares on the Effective Date on the principal securities exchange or trading market where the Parent Shares are listed or traded as reported by Bloomberg, LP. Immediately after the determination of the closing price, BUYER shall deliver a notice to SELLER informing the amount of Parent Shares to be delivered hereunder. Delivery of the Parent Shares shall be subject to Section 3.2 below.

(b)	[ ] miners: the Unit Price of each such Virtual Miner shall be $[ ] ([ ] dollars). The Unit Price shall be paid in a combination of cash and Parent Shares as follows: (i) $[ ] ([ ] dollars) in immediately available funds payable within one (1) business day after the delivery of the hash rate represented by such Virtual Miner; and (ii) an amount of Parent Shares equal to $[ ] ([ ] dollars). The number of Parent Shares to be delivered to SELLER shall be determined by the closing price of the Parent Shares on the Effective Date on the principal securities exchange or trading market where the Parent Shares are listed or traded as reported by Bloomberg, LP. Immediately after the determination of the closing price, BUYER shall deliver a notice to SELLER informing the amount of Parent Shares to be delivered hereunder. Delivery of the Parent Shares shall be subject to Section 3.2 below.

3.2.       As soon as commercially practicable after the Effective Date (but in any event no later than ten (10) days after the Effective Date), BUYER shall cause to be delivered to SELLER’s or Parent’s then existing securities broker or transfer agent or another nationally recognized independent third party acceptable to SELLER (such securities broker, transfer agent or other third party, “Share Agent”) a number of Parent Shares as determined pursuant to clauses (a) and (b) of Section 3.1 above. The Parties acknowledge and agree that the Share Agent shall hold the Parent Shares for the benefit of SELLER and the Share Agent shall follow all trading instructions with respect to such Parent Shares originated by SELLER only, subject to Section 3.3 below. BUYER shall copy SELLER on its communication to the Share Agent describing the amount of Parent Shares being delivered and the foregoing instructions.

[                              ] – EcoChain Block LLC / Purchase Agreement

3.3.       SELLER acknowledges and agrees that during the period beginning on the date on which the Parent Shares are delivered to the Share Agent and ending on the six (6) month anniversary of the delivery thereof, SELLER shall not, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Parent Shares, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Parent Shares (regardless of whether any such arrangement is to be settled by the delivery of securities of Parent, securities of another person, cash or otherwise), (iii) engage in any short selling of any Parent Shares, (iv) agree to do any of the foregoing or (v) publicly announce the any intention to do any of the foregoing.

4.	DELIVERY; LOCATION OF MINERS

4.1.       Delivery of the hash rate represented by the Virtual Miners (which, for the avoidance of doubt, includes the hash rate of the Physical Miners) shall be made through transfer of the current pool settings to BUYER’s settings on the Effective Date. Upon completion of such transfer, SELLER shall notify BUYER of the total hash rate delivered and the quantity of Virtual Miners representing it.

4.2.       BUYER acknowledges and agrees that the Physical Miners are located at the SELLER’s property and shall continue to be hosted by SELLER at such location until BUYER instructs SELLER otherwise.

5.	HOSTING SERVICES

5.1.       During the period of time that SELLER hosts the Physical Miners, BUYER shall be responsible for hosting fees in the amount of $9.65 (nine dollars sixty-five cents) per Physical Miner per month plus actual power charges of Physical Miners, which charges are passed through by SELLER to BUYER. Within one (1) business day after the delivery of the hast rate of the Virtual Miners, BUYER agrees to pay to SELLER an initial deposit of $50,000 (fifty thousand dollars). On the 20th day of each month, SELLER shall invoice BUYER an amount equal to the estimate of the total power charges used by the Physcial Miners plus the hosting fees of $9.65 (nine dollars sixty-five cents) per Physical Miner for the subsequent month (and taking into account any deposits previously made and not applied against actual charges) and BUYER shall make a deposit in the amount of such preliminary invoice at least five (5) days prior to the end of each month (each, a “Deposit”). If BUYER does not make the Deposit if and as required pursuant to the preceding sentence, SELLER shall have the right to temporarily disconnect power to BUYER until such Deposit is made. Each month, SELLER shall provide an invoice showing a credit of such Deposit against the actual charges for such month. If the Deposit is greater than the actual charges, such Deposit shall be retained by SELLER and applied against power consumed in subsequent months. If the Deposit is less than the actual charges, BUYER shall reimburse such difference on or prior to the last business day of the applicable month.

5.2.       Upon the relocation of the Physical Miners to any premises leased by the BUYER (such date, the “Relocation Date”), this Section 5 shall no longer apply.

6.	DISCLAIMER; WARRANTIES

THE PHYSICAL MINERS ARE SOLD “AS IS” AND SELLER, NOT BEING THE MANUFACTURER OF THE MINERS OR THE MANUFACTURER’S AGENT, MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE PHYSICAL MINERS, OR INTELLECTUAL PROPERTY RIGHTS (INCLUDING WITHOUT LIMITATION, ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH RESPECT TO THE MINERS, WHETHER RELATING TO INFRINGEMENT OR OTHERWISE) WITH RESPECT TO THE MINERS. SELLER SHALL NOT BE RESPONSIBLE FOR ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM POSSESSION OR USE OF THE PHYSICAL MINERS.

[                              ] – EcoChain Block LLC / Purchase Agreement

7.	TERM; TERMINATION

7.1.        This Agreement shall be valid and in force until the later of the Total Purchase Price is paid in full pursuant to the terms of Section 3 hereof and the Relocation Date.

7.2.         The occurrence of any of the following events shall constitute an “Event of Default”:

(a)	a payment default by BUYER, which has not been cured within ten (10) days of the due date;

(b)	the non-delivery of the Purchased Assets (which, for the avoidance of doubt, includes the hash rate represented by the Virtual Miners) by SELLER, which has not been cured within ten (10) days of the delivery date;

(c)	without notice to the other Party, (i) upon the institution by or against any Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such Party’s debts, (ii) upon such Party becoming insolvent, (iii) upon such Party making an assignment for the benefit of creditors, or (iv) upon such Party’s dissolution or ceasing to do business.

7.3.       Upon the occurrence of an Event of Default by BUYER, SELLER shall have the right to (a) cancel this Agreement by notice to BUYER and (b) only with respect to the occurrence of an Event of Default pursuant to Section 7.2(a) for failure to pay the Total Purchase Price as determined pursuant to Section 3, take possession of the Purchased Assets. Buyer shall be liable for all costs and expenses (including reasonable attorney’s fees) incurred by SELLER in exercising its right to take possession of the Purchased Assets pursuant to clause (b) of the preceding sentence. Upon the occurrence of an Event of Default by SELLER, BUYER shall have the right to cancel this Agreement by notice to SELLER.

7.4.       The Parties acknowledge and agree that the rights of each Party described in preceding Section 7.3 are in addition to any rights and remedies available to such Party, whether at law, in equity or in contract.

8.	NOTICES

Any notices to be provided to the Parties under this Agreement shall be delivered to the following addresses (whether by mail or electronic email):

To SELLER:

[                           ]

[                              ] – EcoChain Block LLC / Purchase Agreement

To BUYER and PARENT:

EcoChain Block LLC

c/o Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, NY 12205

Attn: Chief Executive Officer and Chief Financial Officer

Email: MToporek@mtiinstruments.com and JThomas@mtiinstruments.com

9.	ARBITRATION; APPLICABLE LAW

9.1.         This Agreement shall be governed by any construed in accordance with the laws of New York without regard to conflicts of law rules.

9.2.         The Parties agree that any controversy or claim arising out of, or relating to, or in connection with this Agreement, or the breach, termination or validity thereof, shall be settled by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“Arbitration Rules”).

9.3.         The seat of the arbitration shall be New York, NY and it shall be conducted in English. The Parties submit to the jurisdiction of any court of competent jurisdiction for the limited purpose of enforcing this agreement to arbitrate.

9.4.         The arbitration shall be conducted by 1 arbitrator who will be selected by mutual agreement of the Parties within fifteen (15) days after the receipt of written demand to arbitrate. If the Parties are unable to reach an agreement on the sole arbitrator, such arbitrator shall be appointed in accordance with the Arbitration Rules.

9.5.         The arbitration award shall be final and binding on the Parties and non-appealable. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Expenses of arbitration shall be divided equally between the Parties. The arbitration award shall, however, require the non-prevailing Party to reimburse the prevailing Party attorney’s fees and expenses of arbitration.

9.6.         The terms of this Section 9 shall survive the expiration or termination of the Agreement.

10.	GUARANTY OF PARENT

By acknowledging and agreeing to this Agreement, Parent agrees to absolutely, unconditionally and irrevocably guarantee to SELLER the delivery of the number of Parent Shares as required under this Agreement as partial payment of the Total Purchase Price.

11.	SEVERABILITY

Should any provision of this Agreement be held to be invalid, inoperative, or unenforceable, the remainder of this Agreement shall not be affected, and the Parties shall replace such invalid, inoperative, or unenforceable provision with a valid, operative, and enforceable provision which corresponds to the greatest extent possible to the purpose and economic effect of such invalid, inoperative, or unenforceable provision.

[                              ] – EcoChain Block LLC / Purchase Agreement

12.	AMENDMENTS

Modification, amendment, or deletion of any provision of this Agreement shall be valid and enforceable only if it is made in a writing duly executed by the Parties that specifically references this Agreement.

13.	NO WAIVER

Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach, nor affect the binding nature of this Agreement nor any part thereof, nor prejudice either party as regards to any subsequent action.

14.	ASSIGNMENTS; ASSIGNS AND SUCCESSORS

Neither this Agreement nor any of the rights, interests or obligations of any Party hereunder may be assigned, delegated or otherwise transferred by either Party, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempted assignment, delegation or other transfer without such consent will be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

15.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement with respect to the subject matter hereof. It may not be altered by any invoice and may not be amended except in a writing signed by the Parties. This Agreement replaces and supersedes any and all prior agreements, understandings and negotiations entered into by the Parties with regard to the subject matter hereof.

16.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such ".pdf" signature page were an original thereof. The Parties acknowledge and agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

[SIGNATURES FOLLOW]

[                              ] – EcoChain Block LLC / Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

ECOCHAIN BLOCK LLC, as Buyer
By: EcoChain, Inc., its mananing member

By:
	Name:	Michael Toporek
	Title:	President

[ ], as Seller

By:
	Name:	[ ]
	Title:	President and CEO

ACKNOWLEDGED AND AGREED TO:

MECHANICAL TECHNOLOGY, INCORPORATED

By:
	Name:	Michael Toporek
	Title:	CEO

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